Exhibit 99.1

For Immediate Release

Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349

Waters Reports Fourth Quarter 2012 Financial Results

Milford, Massachusetts, January 22, 2013—Waters Corporation (NYSE/WAT) reported fourth quarter 2012 sales of $522 million, slightly ahead of $521 million in the fourth quarter of 2011. In the quarter, constant currency sales growth was approximately 1.5%. On a GAAP basis, earnings per diluted share (E.P.S.) for the fourth quarter were $2.00 compared to $1.51 for the fourth quarter of 2011. On a non-GAAP basis, including the adjustments in the attached reconciliation, E.P.S. grew 2% to $1.59 from $1.56 in the fourth quarter of 2011.

For the full year, sales for the Company were $1.84 billion, compared to sales of $1.85 billion in 2011, with foreign currency translation reducing sales growth by about 2%. E.P.S. for 2012 were $5.19 compared to $4.69 in 2011. On a non-GAAP basis, including adjustments in the attached reconciliation, E.P.S. grew 2% to $4.93 from $4.81 in 2011.

Commenting on the Company’s 2012 performance, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “Demand trends in the fourth quarter were generally consistent with those observed throughout 2012. Our recurring revenues and business in Asia contributed to overall constant currency growth during a challenging period for the Company. For the full year, the combination of a stable pricing environment and prudent cost control allowed us to maintain our operating income level and grow our E.P.S. principally by reducing our share count through share repurchases.”

As communicated in a prior press release, Waters Corporation will webcast its fourth quarter 2012 financial results conference call this morning, January 22, 2013 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investor Relations” and click on the “Live Webcast”. A replay will be available through January 29 at midnight eastern time, similarly by webcast and also by phone at 402-220-9829.

CAUTIONARY STATEMENT

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, the impact on demand among the Company’s various market sectors from economic, sovereign and political uncertainties; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the ability to access capital, maintain liquidity and service our debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; environmental and logistical obstacles affecting the distribution of products; risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights; and foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2011 and Form 10-Q for the period ended September 29, 2012 as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands and unaudited)

	December 31, 2012	December 31, 2011
Cash, cash equivalents and short-term investments	1,539,025	1,281,351
Accounts receivable	404,556	367,085
Inventories	229,565	212,864
Other current assets	84,580	80,804
Total current assets	2,257,726	1,942,104
Property, plant and equipment, net	273,279	237,095
Other assets	637,145	544,035
Total assets	3,168,150	2,723,234
Notes payable and debt	132,781	290,832
Accounts payable and accrued expenses	361,866	311,031
Total current liabilities	494,647	601,863
Long-term debt	1,045,000	700,000
Other long-term liabilities	161,146	194,793
Total liabilities	1,700,793	1,496,656
Total equity	1,467,357	1,226,578
Total liabilities and equity	3,168,150	2,723,234

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net sales	$521,766	$521,420	$1,843,641	$1,851,184
Cost of sales	208,363	204,243	737,614	730,493
Gross profit	313,403	317,177	1,106,027	1,120,691
Selling and administrative expenses	122,147	126,237	477,270	490,011
Research and development expenses	24,958	23,707	96,004	92,347
Purchased intangibles amortization	2,459	2,359	13,829	9,733
Litigation provisions	4,434	—	7,434	—
Operating income	159,405	164,874	511,490	528,600
Interest expense, net	(6,373)	(6,193)	(23,865)	(19,348)
Income from operations before income taxes	153,032	158,681	487,625	509,252
Provision for income tax (benefit) expense	(22,912)	21,534	26,182	76,284
Net income	$175,944	$137,147	$461,443	$432,968
Net income per basic common share	$2.03	$1.54	$5.25	$4.77
Weighted-average number of basic common shares	86,712	89,324	87,841	90,833
Net income per diluted common share	$2.00	$1.51	$5.19	$4.69
Weighted-average number of diluted common shares and equivalents	87,851	90,566	88,979	92,325

Waters Corporation and Subsidiaries

Quarterly Reconciliation of GAAP to Adjusted Non-GAAP Financials

(in thousands, except per share data)

The 2012 and 2011 adjusted amounts presented below are used by the management of the Company to measure operating performance with prior periods and forecasts and are not in accordance with generally accepted accounting principles (GAAP). The Company believes that the use of Non-GAAP measures, such as Non-GAAP Earnings Per Share (E.P.S.) and Non-GAAP Operating Income, help management and investors gain a better understanding of our core operating results and future trends, and is consistent with how management measures compensation and forecasts the Company’s performance. The reconciliation identifies items management has excluded as non-operational transactions. Management has excluded the following items:

*	Purchased Intangibles Amortization and Step-Up Expenses were excluded to allow for comparisons of operating results that are consistent over periods of time.

*	Restructuring Costs, Asset Impairments, Acquisition-Related Costs and Other One-Time Costs were excluded as the Company believes that costs to consolidate operations, reduce overhead and complete acquisitions are infrequent or unusual and are not indicative of normal operating costs.

*	Litigation Provisions and Non-Income Tax Audit Settlement Provisions were excluded as these costs are isolated, unpredictable and not expected to recur regularly.

*	Net Operating Loss Tax Benefit was excluded as this was a one-time tax benefit recognized in 2012 as a result of a refinancing of inter-company debt that allowed the recognition of certain previously reserved deferred tax assets.

*	One-Time Income Tax Benefits were excluded as these costs and benefits are typically the result of audit examination settlements or updates in management’s assessment of ongoing examinations and are not indicative of the Company’s normal or future income tax expense.

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
GAAP Gross Profit	$313,403	$317,177	$1,106,027	$1,120,691
Asset Impairments	—	—	1,903	—

Adjusted Non-GAAP Gross Profit	$313,403	$317,177	$1,107,930	$1,120,691

GAAP Selling and Administrative Expenses (including Purchased Intangibles Amortization and Litigation Provisions)	$(129,040)	$(128,596)	$(498,533)	$(499,744)
Purchased Intangibles Amortization & Step-Up Expenses	2,592	2,813	14,420	10,583
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	1,582	1,651	5,843	6,291
Litigation Provisions	4,434	—	7,434	—
Non-Income Tax Audit Settlement Provisions	—	2,050	484	2,050

Adjusted Non-GAAP Selling & Administrative Expenses	$(120,432)	$(122,082)	$(470,352)	$(480,820)

GAAP Operating Income	$159,405	$164,874	$511,490	$528,600
Purchased Intangibles Amortization & Step-Up Expenses	2,592	2,813	14,420	10,583
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	1,582	1,651	7,746	6,291
Litigation Provisions	4,434	—	7,434	—
Non-Income Tax Audit Settlement Provisions	—	2,050	484	2,050

Adjusted Non-GAAP Operating Income	$168,013	$171,388	$541,574	$547,524

GAAP Provision for Income Tax Benefit (Expense)	$22,912	$(21,534)	$(26,182)	$(76,284)
Purchased Intangibles Amortization & Step-Up Expenses	(630)	(910)	(4,601)	(3,409)
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	(567)	(567)	(2,864)	(1,984)
Litigation Provisions	(1,663)	—	(2,788)	—
Non-Income Tax Audit Settlement Provisions	—	(759)	(182)	(759)
Net Operating Loss Tax Benefit	(36,250)	—	(36,250)	—
One-Time Income Tax Benefits	(6,035)	—	(6,035)	(1,617)

Adjusted Non-GAAP Provision for Income Tax Benefit (Expense)	$(22,233)	$(23,770)	$(78,902)	$(84,053)

GAAP Net Income	$175,944	$137,147	$461,443	$432,968
Purchased Intangibles Amortization & Step-Up Expenses	1,962	1,903	9,819	7,174
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	1,015	1,084	4,882	4,307
Litigation Provisions	2,771	—	4,646	—
Non-Income Tax Audit Settlement Provisions	—	1,291	302	1,291
Net Operating Loss Tax Benefit	(36,250)	—	(36,250)	—
One-Time Income Tax Benefits	(6,035)	—	(6,035)	(1,617)

Adjusted Non-GAAP Net Income	$139,407	$141,425	$438,807	$444,123

GAAP E.P.S.	$2.00	$1.51	$5.19	$4.69
Purchased Intangibles Amortization & Step-Up Expenses	0.02	0.02	0.11	0.08
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	0.01	0.01	0.05	0.05
Litigation Provisions	0.03	—	0.05	—
Non-Income Tax Audit Settlement Provisions	—	0.01	0.00	0.01
Net Operating Loss Tax Benefit	(0.41)	—	(0.41)	—
One-Time Income Tax Benefits	(0.07)	—	(0.07)	(0.02)

Adjusted Non-GAAP E.P.S.	$1.59	$1.56	$4.93	$4.81